ACCOUNTS' CONSENTS
                               ------------------

The Board of Directors
CarrAmerica Realty Corporation

We consent to the use of our reports incorporated by reference in the registration statement on Form S-3 of CarrAmerica Realty Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

                                             KPMG Peat Marwick LLP

Washington, D.C.
December 20, 1996